As filed with the Securities and Exchange Commission on May 29, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VERITAS SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	77-0507675 (I.R.S. Employer Identification No.)

350 Ellis Street
Mountain View, California 94043
(Address of Principal Executive Offices, including Zip Code)

2003 Stock Incentive Plan
2002 Employee Stock Purchase Plan
2002 International Employee Stock Purchase Plan
(Full title of the plans)

Gary L. Bloom
Chairman of the Board, President and Chief Executive Officer
VERITAS Software Corporation
350 Ellis Street
Mountain View, California 94043
(650) 527-8000
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Horace L. Nash, Esq.
Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, California 94041
(650) 988-8500

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
	to be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered (1)	Share (4)	Price (4)	Registration Fee

Common Stock, $0.001 par value	14,000,000 (2)	$24.00	$336,000,000	$27,182.40
Common Stock, $0.001 par value	600,000 (3)	$20.40	$12,240,000	$990.22
TOTAL	14,600,000			$28,172.62

(1)	This registration statement shall also cover any additional shares of Common Stock which become issuable under the Registrant’s 2003 Stock Incentive Plan, 2002 Employee Stock Purchase Plan and 2002 International Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Represents shares reserved for issuance upon exercise of options granted or to be granted under the Registrant’s 2003 Stock Incentive Plan.

(3)	Represents shares automatically reserved for issuance on January 1, 2003 upon the exercise of purchase rights that may be granted under the Registrant’s 2002 Employee Stock Purchase Plan and 2002 International Employee Stock Purchase Plan.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on The NASDAQ National Market on May 22, 2003, which average was $24.00. In the case of the 2002 Employee Stock Purchase Plan and 2002 International Employee Stock Purchase Plan, this amount is multiplied by 85% in order to reflect a discount applicable to purchases made under such plans.

Explanatory Note

     The Registrant is filing this Registration Statement on Form S-8 to register (i) 14,000,000 shares of Common Stock issuable under the Registrant’s 2003 Stock Incentive Plan which was approved by the Registrant’s stockholders on May 13, 2003 and (ii) an additional 600,000 shares of Common Stock issuable under the Registrant’s 2002 Employee Stock Purchase Plan and 2002 International Employee Stock Purchase Plan pursuant to the provisions of such plans providing for an automatic increase in the number of shares reserved for issuance under such plans effective on January 1, 2003. Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-89252) filed with the Securities and Exchange Commission (the “Commission”) on May 28, 2002.

Part II. Information Required in the Registration Statement.

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Commission are incorporated herein by reference:

(a)	The Registrant’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-26247) filed with the Commission under Section 12(g) of the Exchange Act on June 2, 1999 (the “Form 8-A”), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

     Not Applicable

Item 5. Interests of Named Experts and Counsel.

     Not Applicable

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     The Registrant’s certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Delaware General Corporation Law.

     As permitted by the Delaware General Corporation Law, the bylaws of the Registrant provide that (i) the Registrant shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (ii) the Registrant shall advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (iii) the rights conferred in the bylaws are not exclusive.

     The Registrant’s policy is to enter into indemnity agreements with each of its directors and officers. The indemnity agreements provide that directors and officers will be indemnified from and against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines, ERISA excise taxes or penalties and settlement amounts, any interest or charges imposed thereon, and any taxes imposed as a result of the receipt of any payments under the indemnity agreements, paid or reasonably incurred by such directors and officers in any action, suit or proceeding, or any inquiry, hearing or investigation that might lead to an action, suit or proceeding, on account of their services as a director, officer or other agent of the Registrant or a predecessor corporation, or as directors, officers or other agents of any other entity when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party (i) with respect to proceedings or claims initiated by the indemnified party against the Registrant or any director or officer of Registrant unless the Registrant has joined in, and except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification and/or advancement of expenses under the indemnity agreements; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) with respect to any judicial award if the Registrant was not given reasonable and timely opportunity to participate in the defense of such proceeding; or (iv) for any acts, omissions, transactions or circumstances for which indemnification is prohibited by applicable state or federal law.

Item 7. Exemption From Registration Claimed.

     Not Applicable

Item 8. Exhibits.

4.01	VERITAS Software Corporation 2003 Stock Incentive Plan

4.02	VERITAS Software Corporation 2002 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.01 of the Registrant’s Registration Statement on Form S-8 (File No. 333-89252) filed with the Commission on May 28, 2002)

4.03	VERITAS Software Corporation 2002 International Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.02 of the Registrant’s Registration Statement on Form S-8 (File No. 333-89252) filed with the Commission on May 28, 2002)

4.04	Registrant’s Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 of the Form 8-A)

4.05	Registrant’s Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.02 of the Form 8-A)

4.06	Registrant’s Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 4.03 of the Registrant’s Registration Statement on Form S-8 (File No. 333-38460) filed with the Commission on June 2, 2000)

4.07	Registrant’s Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.04 of the Registrant’s Registration Statement on Form S-4 (File No. 333-41318) filed with the Commission on September 28, 2000)

5.01	Opinion of Fenwick & West LLP

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)

23.02	Independent Auditors’ Consent

23.03	Consent of Independent Auditors

24.01	Power of Attorney (see page II-5)

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, County of Santa Clara, State of California, on the 29th day of May, 2003.

VERITAS SOFTWARE CORPORATION

By:	/s/ Gary L. Bloom
Gary L. Bloom Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Gary L. Bloom, Edwin J. Gillis and John F. Brigden, and each or any one of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

	Chairman of the Board, President and Chief	May 29, 2003
/s/ Gary L. Bloom	Executive Officer

Gary L. Bloom

Principal Financial and Principal Accounting Officer:

	Executive Vice President, Finance and Chief	May 29, 2003
/s/ Edwin J. Gillis	Financial Officer

Edwin J. Gillis

Additional Directors:

/s/ Geoffrey W. Squire	Vice Chairman of the Board	May 29, 2003

Geoffrey W. Squire

/s/ Steven D. Brooks	Director	May 29, 2003

Steven D. Brooks

/s/ Michael Brown	Director	May 29, 2003

Michael Brown

/s/ Mark Leslie	Director	May 29, 2003

Mark Leslie

Signature	Title	Date

/s/ Joseph D. Rizzi	Director	May 29, 2003

Joseph D. Rizzi

/s/ David J. Roux	Director	May 29, 2003

David J. Roux

Director

Paul Unruh

Director

Fred van den Bosch

Exhibit Index

Exhibit No.	Description

4.01	VERITAS Software Corporation 2003 Stock Incentive Plan

4.02	VERITAS Software Corporation 2002 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.01 of the Registrant’s Registration Statement on Form S-8 (File No. 333-89252) filed with the Commission on May 28, 2002)

4.03	VERITAS Software Corporation 2002 International Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.02 of the Registrant’s Registration Statement on Form S-8 (File No. 333-89252) filed with the Commission on May 28, 2002)

4.04	Registrant’s Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 of the Form 8-A)

4.05	Registrant’s Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.02 of the Form 8-A)

4.06	Registrant’s Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 4.03 of the Registrant’s Registration Statement on Form S-8 (File No. 333-38460) filed with the Commission on June 2, 2000)

4.07	Registrant’s Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.04 of the Registrant’s Registration Statement on Form S-4 (File No. 333-41318) filed with the Commission on September 28, 2000)

5.01	Opinion of Fenwick & West LLP

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)

23.02	Independent Auditors’ Consent

23.03	Consent of Independent Auditors

24.01	Power of Attorney (see page II-5)